Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2014

FINANCIAL RESULTS

- Company records $158.4 million in net product sales of JUXTAPID® in 2014, representing 226% growth over 2013 -

- Company generates $17.9 million in positive cash flow from operations in the second half of 2014 -

- 2015 total net product sales guidance maintained at between $205 and $235 million -

Cambridge, MA, February 26, 2015 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, announced its financial results and business highlights for the fourth quarter and full year of 2014.

Highlights

•	Aegerion recorded $51.7 million in net product sales of JUXTAPID® (lomitapide) capsules in the fourth quarter of 2014, representing growth of approximately 111% over the fourth quarter of 2013, and 18% growth sequentially over the third quarter of 2014. 86% of net product sales in the fourth quarter were from prescriptions written in the United States.

•	For the full-year of 2014, Aegerion recorded $158.4 million in net product sales of JUXTAPID, representing growth of approximately 226% over 2013. 91% of net product sales in 2014 were from prescriptions written in the United States.

•	With the objective of strengthening and diversifying the revenue base, the Company launched MYALEPT® (metreleptin) for injection in late January of 2015 after acquiring the product from AstraZeneca. As of February 20, 2015, 45 generalized lipodystrophy patients were active on commercial therapy.

•	The Company reported total non-GAAP operating expenses, excluding stock-based compensation, of $140.8 million in 2014, in line with previously downward revised operating expense guidance of $135 million to $145 million.

•	The Company achieved positive cash flow from operations of $9.2 million during the fourth quarter, and $17.9 million in the second half of 2014.

•	The schedule for completion of the clinical study evaluating lomitapide in Japanese HoFH patients is on track, and the Company is planning for a Japanese NDA filing in mid-2015.

Chief Executive Officer Marc D. Beer commented, “We entered 2015 with strong momentum and continued confidence in the potential of Aegerion. Through the addition of MYALEPT, we have transformed into a diversified orphan drug company with a continued sharp focus on managing expenses and a goal of achieving full year cash flow positive operations in 2015.

“We continue to believe there is opportunity for growth in the JUXTAPID business. We have calibrated our operations with calculated investments and data-driven focus directed at impacting trends such as drop-out and patient-elected non-starts. We also believe that we’re still in the early stages of our commercial progress with lomitapide globally.

“We believe 2015 will begin to provide clarity on the impact that PCSK-9 inhibitors will have on the growth trajectory of JUXTAPID. We expect disruption of new patient starts as a result of the introduction of PCSK-9 inhibitors, and have factored this disruption and some attrition of our existing patients into our 2015 financial guidance. We believe, over the long term, the greater disease awareness likely to follow introduction of PCSK-9 inhibitors may result in the possible identification of more HoFH patients who may be candidates for JUXTAPID.

“In addition, we expect our growth will be bolstered by support from MYALEPT. We are encouraged by our results to date and the strong synergies that we have experienced with our existing operations. We also look forward to exploring potential geographic and label expansion.”

Financial Results

Net product sales for the fourth-quarter ended December 31, 2014 were $51.7 million, compared with $24.5 million in the fourth quarter ended December 31, 2013. Net product sales for the full-year ended December 31, 2014 were $158.4 million, compared with $48.5 million for full year ended December 31, 2013. 86% of net product sales in the fourth quarter of 2014 were from prescriptions written in the U.S., while 14% came from prescriptions written in ex-U.S. countries, primarily named patient sales in Brazil. For the full year of 2014, 91% of net product sales were from prescriptions written in the U.S., while 9% came from prescriptions written in ex-U.S. countries, primarily named patient sales in Brazil. The Company expects net product sales from named patient sales in ex-U.S. countries to fluctuate significantly quarter-over-quarter, and those sales could in any quarter be a significantly smaller or greater percentage of total net product sales than in the previously reported quarter.

For the fourth quarter ended December 31, 2014, GAAP net loss was $8.1 million, or $0.29 per share, compared with a GAAP net loss of $13.9 million, or $0.47 per share, for the same period in 2013. For the full year ended December 31, 2014, GAAP net loss was $39.4 million, or $1.35 per share, compared with a GAAP net loss of $63.4 million, or $2.19 per share, for the same period in 2013.

For the fourth quarter ended December 31, 2014, total operating expenses on a GAAP basis were $47.9 million, compared with $35.7 million for the same period in 2013. For the full year ended December 31, 2014, total operating expenses on a GAAP basis were $170.7 million, compared with $105.9 million for the same period in 2013.

Selling, general and administrative expenses were $37.2 million for the fourth quarter ended December 31, 2014, compared to $27.2 million for the same period in 2013. Selling, general and administrative expenses were $132.7 million for the full year ended December 31, 2014, compared to $76.1 million for the same period in 2013. The increase in selling, general and administrative expenses in the fourth quarter and full year of 2014 over the comparable periods in 2013 was primarily related to the increased headcount in both selling and administrative functions, increased costs associated with outside services required to support the commercial activities related to JUXTAPID in the U.S. and our global expansion, and increased legal fees, primarily related to ongoing investigations.

Research and development expenses were $10.7 million for the quarter ended December 31, 2014 compared to $8.5 million for the same period in 2013. Research and development expenses were $38.0 million for the full year ended December 31, 2014, compared to $29.8 million for the same period in 2013. The increase in research and development expenses for the fourth quarter and full year of 2014 over the comparable periods in 2013 was primarily related to clinical development expenses incurred to support clinical development required for a potential marketing authorization application for lomitapide in Japanese HoFH patients and in connection with preparations for the planned pediatric HoFH study; employee costs associated with increased headcount; and outside service expenses primarily related to contract manufacturing and process development activities associated with new strengths of lomitapide and to meet regulatory requirements in Brazil and Europe.

Aegerion’s non-GAAP operating results are GAAP operating results adjusted for the impact of stock-based compensation, and the amortization of debt discount and deferred financing costs. A full reconciliation of GAAP to non-GAAP financial results is included later in this press release. Prior year non-GAAP financial results conform to current year presentation.

For the fourth quarter ended December 31, 2014, non-GAAP net income, which excludes stock-based compensation, and the amortization of debt discount and deferred financing costs, was $3.0 million, or $0.11 net income per basic share, compared with a non-GAAP net loss of $3.9 million, or $0.13 net loss per basic share, for the same period in 2013. For the full year ended December 31, 2014, non-GAAP net loss was $2.4 million, or $0.08 net loss per share, compared with a non-GAAP net loss of $35.6 million, or $1.23 net loss per share, for the same period in 2013.

Cash, cash equivalents and marketable securities prior to the closing of the MYALEPT acquisition totaled $375.9 million as of December 31, 2014, compared to $126.2 million as of December 31, 2013. Pro forma cash, cash equivalents and marketable securities as of December 31, 2014, as adjusted for the $325 million acquisition of Myalept and the net proceeds of the $25 million borrowed under the amendment to the Company’s Amended Loan and Security Agreement with Silicon Valley Bank, both of which transactions closed on January 9, 2015, totaled $72 million.

2015 Financial Guidance

Aegerion reiterated the following financial guidance for 2015:

•	Aegerion expects full-year 2015 global net product sales of JUXTAPID to be between $195 million and $215 million.

•	Aegerion expects full-year 2015 global net product sales of MYALEPT to be between $10 million and $20 million.

•	Aegerion expects full-year 2015 total non-GAAP operating expenses of between $195 million and $205 million. The Company’s non-GAAP operating expenses exclude the impact of expected stock-based compensation expenses of between $30 million and $40 million and the effects of the purchase accounting for the acquisitions of MYALEPT, the significance of which will be determined in the first quarter of 2015 following the completion of the valuation of the tangible and identifiable intangible assets acquired.

•	Aegerion expects to generate positive cash flow from operations for the full-year of 2015.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Thursday, February 26, 2015 at 5:00 p.m. EST. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 30 days following the call, by visiting the “Investors” section of Aegerion’s website, www.aegerion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the Aegerion website.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Non-GAAP Results

These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company’s business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations as to future financial results, including net product sales, revenue growth, operating expenses, and cash flow; the commercial opportunity for our products; our ability to optimize commercial execution; expectations with respect to named patient sales outside the U.S and our plans for clinical development, regulatory filings and potential geographic expansion. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that our efforts to smoothly transition MYALEPT operations may be more costly than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the expected negative impact of launch of PCSK-9 inhibitors on JUXTAPID sales will be greater than we expect, or that other competitive products will negatively impact our results; the risk that private or government payers may impose restrictions that hinder reimbursement of our products, or that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in countries where either product is not yet approved may not be satisfied with the efficacy or safety profile of the product; the risk that we do not receive approval for each product in additional countries on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval or require additional development; the risk that we do not obtain requisite pricing/reimbursement approvals outside the U.S. at acceptable levels and without significant limitations; the risk that technical hurdles may delay initiation of future clinical trials; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that the government may not agree with our view of our compliance programs and processes in the course of any investigation and the risks associated with the unpredictable nature of government investigations; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in integration of a new product, commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 10, 2014, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations & Public Relations

(857) 242-5024

amurphy@aegerion.com

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In 000s, except per share amounts)	2014	2013	2014	2013
Net product sales	$51,712	$24,495	$158,373	$48,546
Cost of product sales	3,765	2,359	14,370	5,019
Operating expenses:
Selling, general and administrative	37,170	27,170	132,715	76,082
Research and development	10,701	8,503	37,985	29,788
Restructuring costs	1	1	5	4

Total operating expenses	47,872	35,674	170,705	105,874

Income/(loss) from operations	75	(13,538)	(26,702)	(62,347)
Interest expense, net	(6,375)	(90)	(9,691)	(453)
Other expense, net	(1,444)	(41)	(2,093)	(211)

Net loss before provision for income taxes	(7,744)	(13,669)	(38,486)	(63,011)
Provision for income taxes	(372)	(183)	(899)	(347)

Net loss	$(8,116)	$(13,852)	$(39,385)	$(63,358)

Net loss per common share - basic and diluted	$(0.29)	$(0.47)	$(1.35)	$(2.19)

Weighted-average shares outstanding - basic and diluted	28,449	29,296	29,079	28,883

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(In 000s)	December 31, 2014	December 31, 2013
Cash, cash equivalents and marketable securities	$375,937	$126,231
Accounts receivable	17,125	7,572
Inventories	9,510	1,640
Prepaid expenses and other current assets	4,852	5,071
Property and equipment, net	4,711	1,654
Other assets	5,322	164

Total assets	$417,457	$142,332

Accounts payable and accrued liabilities	$36,361	$21,266
Current portion of long-term debt	3,456	3,578
Convertible 2.0% senior notes, net	214,852	—
Long-term debt, net of current portion	555	4,011
Other noncurrent liabilities	1,937	445

Total liabilities	257,161	29,300
Total stockholders’ equity	160,296	113,032

Total liabilities and stockholders’ equity	$417,457	$142,332

Aegerion Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In 000s, except per share amounts)	2014	2013	2014	2013
Net loss reconciliation:
GAAP net loss	$(8,116)	$(13,852)	$(39,385)	$(63,358)
Stock based compensation	6,350	9,895	29,875	27,650
Amortization of debt discount & deferred financing fees	4,765	21	7,127	99

Non-GAAP net income/(loss)	$2,999	$(3,936)	$(2,383)	$(35,609)

GAAP net loss per common share - basic and diluted	$(0.29)	$(0.47)	$(1.35)	$(2.19)

Non-GAAP net income/(loss) per common share - basic	$0.11	$(0.13)	$(0.08)	$(1.23)

GAAP and Non-GAAP weighted-average shares outstanding - basic	28,449	29,296	29,079	28,883

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$37,170	$27,170	$132,715	$76,082
Stock based compensation	(5,320)	(8,571)	(24,978)	(20,404)

Non-GAAP selling, general and administrative	$31,850	$18,599	$107,737	$55,678

Research and development reconciliation:
GAAP research and development	$10,701	$8,503	$37,985	$29,788
Stock based compensation	(1,030)	(1,324)	(4,897)	(7,246)

Non-GAAP research and development	$9,671	$7,179	$33,088	$22,542

Interest expense, net reconciliation:
GAAP interest expense, net	$(6,375)	$(90)	$(9,691)	$(453)
Amortization of debt discount & deferred financing fees	4,765	21	7,127	99

Non-GAAP interest expense, net	$(1,610)	$(69)	$(2,564)	$(354)